UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005 (January 24, 2005)

PERICOM SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street

San Jose, California 95134

(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Modification of Material Agreement.

At it’s January 24, 2005 meeting, the Board of Directors of Pericom Semiconductor Corporation (the “Company”) amended the Company’s 2004 Stock Incentive Plan (the “Plan”) as follows:

•	Awards of restricted stock are limited to 10% of the total shares covered by the Plan, or some 225,000 shares.

•	Restricted stock grants with time-based vesting shall have a minimum three year vesting period and restricted stock grants with performance-based vesting shall have a minimum vesting period of one year.

•	The Plan is administered by the Company’s compensation committee (the “Administrator”); the Board amended the Plan to limit the Administrator’s ability to amend restricted stock grants (but not stock option grants) to the following events: (a) Changes in Control and Corporate Transactions (each as defined in the Plan) of the Company and (b) the death or disability of a recipient.

A copy of the amended and restated 2004 Stock Incentive Plan is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Amended and Restated 2004 Stock Incentive Plan and form of agreement thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: January 27, 2005	By:	/s/ Michael D. Craighead
Michael D. Craighead
Chief Financial Officer